Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of ___________ __, 2018, by and among Bridgeline Digital, Inc., a Delaware corporation (the “Company”) and each of the purchasers listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company desires to issue and sell, and the Purchasers desire to purchase, term promissory notes in substantially the form attached to this Agreement as Exhibit B (collectively the “Notes” and each a “Note”), in an aggregate principal amount of up to $1,000,000, bearing interest at a rate of twelve percent (12%) per annum , which Notes shall mature on the earlier to occur of (i) the consummation of a debt or equity financing resulting in gross proceeds to the Company of at least $3.0 million, or (ii) _________ __, 2019.  Notwithstanding the preceding sentence, each Purchaser shall pay $850 for each $1,000 of principal amount of the Notes (the “Amount Paid”). The Amount Paid for each Note is reflected next to such Purchaser’s name on Exhibit A.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.             Purchase and Sale of Notes.

1.1         Sale and Issuance of Notes. At each Closing (as such term is defined below), each Purchaser participating in such Closing severally and not jointly agrees to purchase and the Company agrees to sell and issue to each Purchaser a Note in the maximum principal amount equal to the amount set forth opposite such Purchaser’s name and relating to such Closing on Exhibit A.

1.2           Closings; Delivery.

(a)     The purchase and sale of the Notes shall take place at one or more closings (each hereinafter referred to as a “Closing” and collectively as the “Closings”), which shall take place remotely via the exchange of documents and signature pages. The initial Closing (the “Initial Closing”) shall occur on the date of this Agreement. At the Initial Closing, certain Purchasers shall purchase Note(s) in the aggregate principal amount of at least $500,000 against payment by such Purchasers, or such lesser amount to be approved by the Board of Directors of the Company.

(b)     At each Closing, the Company shall deliver to each Purchaser participating in such Closing the Note to be purchased by such Purchaser at such Closing against (A) payment of the amount set forth opposite such Purchaser’s name on Exhibit A by check payable to the Company or by wire transfer to a bank designated by the Company and (B) delivery by each such Purchaser of a counterpart signature page to this Agreement.

1

1.3        Sale of Additional Notes. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional Notes to one or more purchasers reasonably acceptable to the Company (the “Additional Purchasers”) at one or more additional Closings (each, an “Additional Closing”), provided that (i) such subsequent sale is consummated by September 30, 2018 (or such later date as may be approved by the Company in its sole discretion), (ii) each Additional Purchaser shall become a party to this Agreement by delivering a counterpart signature page to this Agreement, and (iii) the aggregate maximum principal amount of the Notes sold at the Initial Closing and the Additional Closings shall not exceed $1,000,000. Exhibit A shall be updated to reflect the additional Notes purchased at each such Additional Closing and the parties purchasing such additional Notes.

1.4          Subordination. For as long as there shall be any outstanding indebtedness (the “Senior Debt”) by the Company to Heritage Bank of Commerce and/or Montage Capital II, L.P. (the “Senior Lenders”), the terms and conditions of that certain Subordination Agreement by and among the Senior Lenders, each Purchaser (and each successor holder of the Note) and the Company, dated as of the date hereof, in substantially the form attached to this Agreement as Exhibit C (the “Subordination Agreement”), as the same may be amended, modified, restated, replaced or superseded from time to time to time, shall govern the relationship of the parties with respect to repayment of indebtedness. Each Purchaser covenants and agrees, that notwithstanding any other provision of this Agreement or the Notes to the contrary, the payment of the principal and interest on each and all of the Notes shall be subordinated in right of payment to the prior payment in full of the Senior Debt in accordance with the Subordination Agreement. It shall be a condition precedent to entering into this Agreement that the Company and each Purchaser enter into a Subordination Agreement.

1.5          Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after due inquiry of the following officers: Roger Kahn and Michael Prinn.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at an Additional Closing pursuant to Section 1.3.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.            Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1        Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2        Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Notes at the Closing has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing and the issuance and delivery of the Notes has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies

2.3          Valid Issuance of the Notes. The Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth therein, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.4 below, the Notes will be issued in compliance with all applicable federal and state securities laws.

2.4          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.5          Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending, or to the Company’s Knowledge, currently threatened (i) against the Company; (ii) that questions the validity of this Agreement or the Notes or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement or the Notes; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the Company’s Knowledge, there is no basis for any such claim. Neither the Company nor, to the Company’s Knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

2.6          Brokerage. Except for the fee payable by the Company as set forth in Section 6.9, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the sale to the Purchasers of the Notes based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Purchasers harmless against any costs or damages incurred as a result of any such claim.

2.7          Offering Exemption. The offering and sale of the Notes hereunder is exempt from registration under the Securities Act, and any state securities laws.

3.            Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

3.1         Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2        Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Note to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes. The Purchaser has not been formed for the specific purpose of acquiring any of the Notes.

3.3          Receipt of Information. Each Purchaser has been furnished access to the business records of the Company and such additional information and documents as the Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Notes.

3.4         Experience. Each Purchaser has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is purchasing the Notes.

3.5          Restricted Securities. Such Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Notes indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Notes for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.6          Legends. Such Purchaser understands that the Notes, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)        “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH SECURITIES ACT OF 1933.”

(ii)        Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(iii)      Any legend set forth in, or required by, any other agreement to which Purchaser is a party or bound by.

3.7         Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and will provide the Company with an executed Accredited Investor Form attached hereto as Exhibit F.

3.8         Bad Actor Disqualification Events. None of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (each a “Disqualification Event”) is applicable to such Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or 506(d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

3.9         Exculpation Among Purchasers. Such Purchaser acknowledges that it is not relying upon any other Purchaser in making its investment or decision to purchase the Notes and invest in the Company. Such Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

3.10         Residence. If such Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s signature page hereto or Exhibit A hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page hereto.

4.         Conditions of the Purchaser’s Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

4.1           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

4.2          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of such Closing.

4.3           Waivers and Consents. All necessary waivers and consents required in connection with the transactions contemplated under this Agreement shall have been obtained.

4.4           Subordination Agreement. Each Purchaser will have received a copy of the Subordination Agreement executed by the Company and the Senior Lenders.

5.         Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

5.1          Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of such Closing.

5.3           Subordination Agreement. The Company will have received a copy of the Subordination Agreement executed by each Purchaser and the Senior Lenders.

6.            Miscellaneous.

6.1         Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

6.3          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.4          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Joseph C. Marrow, Esq., Morse, Barnes-Brown & Pendleton, P.C. 230 Third Avenue, 4th Floor, Waltham, MA 02451, Telephone: (781) 697-2228, Fax: (781) 622-5933.

6.6          Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers holding a majority of the outstanding principal amount of the then-outstanding Notes. Any amendment or waiver affected in accordance with this Subsection 6.6 shall be binding upon each Purchaser and each transferee of the Notes, each future holder of all such Notes, and the Company.

6.7            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

6.8            Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

6.9          Compensation of Taglich Brothers. Each Purchaser acknowledges and agrees that it is aware that Taglich Brothers, Inc. will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby, a commission fee equal to five percent (5%) of the Amount Paid for the purchase of the Notes sold at each Closing, payable in cash.

6.10        No Finder’s Fees. Except for the fee payable by the Company as set forth in Section 6.9, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company and each other Purchaser hereunder from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

[signature page follows]

The parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

BRIDGELINE DIGITAL, INC.

By: ___________________________________

       Name: Michael Prinn

       Title: Chief Financial Officer

Address:

80 Blanchard Road, 2nd Floor, Burlington, MA 01803

[see attached counterpart signatures for Purchasers]

[Signature Page to Note Purchase Agreement]

COUNTERPART SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

The undersigned Purchaser, by execution of this counterpart signature page, does hereby become a Purchaser party to and does hereby agree to be bound by the provisions of the Note Purchase Agreement, dated as of _________ __, 2018, by and among Bridgeline Digital, Inc., a Delaware corporation (the “Company”), and the other parties thereto, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Note Purchase Agreement as evidence thereof.

[Signature Block For Individuals]	[Signature Block For Entities]

(Name)	(Name of Entity)

(Signature)	(Signature)

By:
(Signature, if Joint)

Title:

(Street Address of Residence)	(Street Address of Principal Office)

(City or Town) (State) (Zip Code)	(City or Town) (State) (Zip Code)

(E-Mail)	(E-Mail)

Date: _______________, 2018	Date: __________________, 2018

Principal Amount of Note: $_________

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Amount Paid for Note	Principal Amount of Note	Date of Closing

EXHIBIT B

FORM OF PROMISSORY NOTE

(See Attached)

EXHIBIT C

FORM OF SUBORDINATION AGREEMENT

(See Attached)

EXHIBIT D

ACCREDITED INVESTOR FORM

(See Attached)

ACCREDITED INVESTOR STATUS

Pursuant to the Note Purchase Agreement, the undersigned represents and warrants that the undersigned is an Accredited Investor by reason of the qualifications described opposite the checked box.

A. Individual Investors.

☐

Any natural person whose net worth, or joint net worth with that person’s spouse, at the time of the purchase exceeds $1,000,000, determined by (i) excluding the value of that person’s primary residence and (ii) subtracting from such net worth any of that person’s debt secured by that person’s primary residence to the extent such debt (x) exceeds the estimated value of such primary residence or (y) was incurred or increased within 60 days before the date hereof.

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any executive officer of the Company.

B. Investor Entities.

☐

Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Notes, whose purchase of the Notes is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment in the Notes. Note: If this qualification is selected, the representative of the trust must deliver to the Company a written summary of his or her knowledge and experience in financial and business matters on a separate form to be provided by the Company.

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000.

The undersigned is a meeting the foregoing description. (Insert Type of Entity)

☐	Any revocable trust which may be amended or revoked at any time by the grantors thereof, and all such grantors are Accredited Investors.

☐	Any entity in which all of the equity owners are Accredited Investors.

[Remainder of Page Intentionally Left Blank]

[Signature Block For Individuals]	[Signature Block For Entities]

(Name)	(Name of Entity)

(Signature)	(Signature)

(Signature, if Joint)	By:

Title:

(Street Address of Residence)	(Street Address of Principal Office)

(City or Town) (State) (Zip Code)	(City or Town) (State) (Zip Code)

(Country)	(Country)

(Daytime Telephone Number)	(Daytime Telephone Number)

(Social Security Number)	(Tax Identification Number)